SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report:       February 2, 1996



Pharmhouse Corp.
(Exact Name of Registrant)


	New York			                       1-7090			                  13-2634868
___________________         	____________________	         _______________
(State of Other 	         	(Commission File Number)	       (IRS Employer
Jurisdiction of                                          Identification Number)
Incorporation)


                  860 Broadway, New York, New York			   10003
            ____________________________________________________
            (Address of Principal Executive Offices)		(Zip Code)


      Registrant's telephone number, including area code:   (212) 477-9400




Item 5.  Other Events.

On January 11, 1996, pursuant to a Complaint filed in Supreme Court of the State of New York New York Country (the "Complaint"), the Registrant instituted legal proceedings against Woolworth Corporation and F.W. Woolworth Co. (collectively, "Woolworth") seeking, among other relief, damages and indemnification arising out of Woolworth's alleged fraud and breach of certain convenience, representations and warranties made by Woolworth in connection with the Registrant's acquisition in April 1995 (the "Acquisition", comprising 24 "The Rx Place" deep discount drugstores (the "Acquired Stores").

As more fully described in the Complaint, the Registrant's claims in such action are based upon its belief that it was wrongfully induced to overpay for the assets acquired by it in the Acquisition by material misrepresentations of Woolworth regarding the inventory and gross profit margins of the Acquired Stores and that the Registrant has been damaged substantially as a result thereof.

Pending resolution of the Registrant's claims in the above-described action, the Registrant is withholding and intends to withhold payment of all further installments of principal and interest arising under the Subordinated Promissory Notes issued by the Registrant to F.W. Woolworth Co. (A portion of the principal amount of which was previously prepaid by the Registrant) in connection with the Acquisition (collectively, the "Purchase Money Notes"). The Registrant's senior secured and subordinated secured lenders have consented to the withholding by the Registrant of payment of the January 1996 installments of principal and interest under the Purchase Money Notes and have granted currently effective waivers of the relevant cross-default provisions of the agreements evidencing the Registrant's indebtedness to such lenders.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PHARMHOUSE CORP.

By:  /s/  Richard A. Davis
       Name:   Richard A. Davis
       Title:  Senior Vice President and Chief Financial Officer


Dated:  February 2, 1996